UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 10, 2007

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9916	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One North Central Avenue
Phoenix, Arizona	85004-4414
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Amendments to Senior Credit Facilities
On July 10, 2007, Freeport-McMoRan Copper & Gold Inc., a Delaware corporation (“FCX”), effected amendments to (1) its senior secured credit agreement with JPMorgan Chase Bank, N.A. (“JP Morgan”), as administrative agent and collateral agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill”), as syndication agent, and each of the lenders and issuing banks party thereto, and (2) the amended and restated senior secured credit agreement of FCX and a subsidiary borrower with JPMorgan, as administrative agent, security agent, joint account assets security agent and collateral agent, Merrill, as syndication agent, U.S. Bank National Association, as FI Trustee, and each of the lenders and issuing banks party thereto. J.P. Morgan Securities Inc. and Merrill acted as joint lead arrangers and joint bookrunners for these credit facilities.

As amended, the credit facilities provide senior secured financing of $3.95 billion, consisting of (a) $1.5 billion revolving credit facility, which includes $500 million under the amended and restated credit agreement and (b) $2.45 billion term loan A.  FCX used the proceeds from the new term loan A to fully repay amounts borrowed under existing term loan B.  Interest cost savings associated with this transaction approximate 0.75 percent per annum.

Interest Rates and Fees.  Pricing for the term loan A and the revolving credit facility loans is, at the option of FCX, LIBOR or base rate (which is the higher of JPMorgan’s prime rate and the weighted average of the overnight federal funds rates plus 0.50 percent), plus a spread to be determined by reference to a grid based on ratings.  The interest rates for the term loan A and the revolving credit loans are currently LIBOR plus 1.00 percent per annum or the base rate.  In addition, FCX will pay a commitment fee on the unused portion of the revolving credit facility at a rate to be determined by reference to a grid based on ratings.  The commitment fee on the unused portion of the revolving credit facility is currently 0.20 percent per annum.

Guarantees. All obligations under the senior credit facilities and certain interest rate protection and other permitted hedging arrangements and obligations in respect of certain cash management and purchasing card arrangements are unconditionally guaranteed by most of FCX’s existing and subsequently acquired or organized material domestic and certain foreign subsidiaries. The revolving loans of FCX under the $500 million amended and restated credit agreement are also guaranteed by PT Freeport Indonesia and certain other Indonesian subsidiaries of FCX.

Security.  All obligations under the senior credit facilities and certain interest rate protection and other permitted hedging arrangements and obligations in respect of certain cash management and purchasing card arrangements are secured by (1) the stock of FCX’s material domestic subsidiaries and 65 percent (or, in certain cases, 100 percent) of the stock of certain first-tier foreign subsidiaries, (2) the intercompany indebtedness owed to FCX by its subsidiaries and (3) certain deposit and investment accounts of FCX.  The revolving loans under the $500 million amended and restated credit agreement are also secured by substantially all of the assets of PT Freeport Indonesia.

Certain Covenants.  The senior credit facilities contain a number of negative covenants that, among other things, restrict, subject to certain exceptions, FCX’s ability or the ability of FCX’s subsidiaries to: incur additional indebtedness (including guarantee obligations); create liens on assets; enter into sale and leaseback transactions; engage in mergers, liquidations and dissolutions; sell assets; until investment-grade ratings are obtained, pay dividends, distributions and other payments in respect of capital stock, including to purchase FCX capital stock in the open market; until investment-grade ratings are obtained, prepay certain indebtedness, including $6.0 billion of its notes, consisting of $1.5 billion aggregate principal amount of its 8.25% Senior Notes due April 1, 2015, $3.5 billion aggregate principal amount of its 8.375% Senior Notes due April 1, 2017 and $1 billion aggregate principal amount of its Senior Floating Rate Notes due April 1, 2015 (collectively, the “Notes”); amend the agreements governing the Notes; engage in certain transactions with affiliates; change FCX’s fiscal year; create restrictions on FCX’s ability to create liens on FCX or FCX’s subsidiaries’ assets; and change FCX’s lines of business. In addition, the financial covenants under the senior secured credit facilities require FCX, at any time that any revolving loans or letters of credit are outstanding, not to exceed a maximum total leverage ratio or a maximum secured leverage ratio. The senior secured credit facilities also contain customary affirmative covenants and representations.

Events of Default.  The senior secured credit facilities specify certain customary events of default, including, among others: failure to pay principal, interest or other amounts; material inaccuracy of representations and warranties; violation of covenants; cross events of default; certain bankruptcy and insolvency events; certain events under the Employee Retirement Income Security Act; certain undischarged judgments; invalidity of loan documents; change of control; and governmental appropriation of the assets of FCX or a subsidiary.

Certain Relationships.  The lenders and the noteholders or their respective affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for FCX and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses. In connection with the refinancing, JP Morgan and Merrill or their respective affiliates have provided financial advisory services to, and have received financial advisory fees from FCX. In connection with the Notes offering, affiliates of JP Morgan and Merrill and certain of the lenders acted as representatives of the several underwriters of the Notes and participated in other financing aspects relating to the Acquisition.

A copy of the Amendment Agreement amending the Senior Secured Credit Agreement is attached hereto as Exhibit 10.1 and a copy of the Amendment Agreement amending the Amended and Restated Senior Secured Credit Agreement is attached hereto as Exhibit 10.2, both of which are incorporated herein by reference.

Item 8.01.  Other Events.

FCX issued a press release dated July 10, 2007, announcing that it has reduced its senior secured term debt from $4.4 billion at March 31, 2007, to $2.45 billion at June 30, 2007, and has refinanced its term debt to achieve interest cost savings and improved terms (see Exhibit 99.1).

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date:  July 10, 2007

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit
Number

10.1
Amendment Agreement dated as of July 3, 2007, amending the Senior Secured Credit Agreement dated as of March 19, 2007, among Freeport-McMoRan Copper & Gold Inc., the Lenders party thereto, the Issuing Banks party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and as Collateral Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent.

10.2
Amendment Agreement dated as of July 3, 2007, amending the Amended and Restated Senior Secured Credit Agreement dated as of March 19, 2007, which amended and restated the Amended and Restated Credit Agreement, dated as of July 25, 2006, which amended and restated the Amended and Restated Credit Agreement, dated as of September 30, 2003, which amended and restated the Amended and Restated Credit Agreement, dated as of October 19, 2001, which amended and restated both the Credit Agreement, originally dated as of October 27, 1989 and amended and restated as of June 1, 1993 and the Credit Agreement, originally dated as of June 30, 1995, among Freeport-McMoRan Copper & Gold Inc., PT Freeport Indonesia, U.S. Bank National Association, as trustee for the Lenders and certain other lenders under the FI Trust Agreement, the Lenders party thereto, the Issuing Banks party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, Security Agent, JAA Security Agent and Collateral Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent.

99.1	Press release dated July 10, 2007, titled “Freeport-McMoRan Copper & Gold Inc. Announces Additional Debt Reduction and Refinancing of Term Loan.”